UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2023

Ambrx Biopharma Inc.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-40505	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10975 North Torrey Pines Road La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

(858) 875-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Ordinary shares, par value US $0.0001 per share*	N/A	Nasdaq Global Select Market*
American Depositary Shares, each representing seven ordinary shares, par value US $0.0001 per share	AMAM	Nasdaq Global Select Market

*

Not for trading, but only in connection with the listing of the American depositary shares on the Nasdaq Global Select Market. The American depositary shares represent the right to receive the ordinary shares and are being registered under the Securities Act of 1933 pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from registration under Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2023, Ambrx Biopharma Inc. (the “Company”) appointed Andrew Aromando as the Company’s Chief Operating Officer.

Andrew Aromando, 54, brings over 30 years of experience across numerous sectors in the biopharmaceutical industry, serving in senior executive roles focused on corporate development, clinical operations, and commercial strategy. He will be responsible for leading certain operational functions as well as business development activities at Ambrx. Mr. Aromando has served in C-level roles for 15 years across multiple oncology-focused pharmaceutical companies. He also held senior executive positions at IQVIA, Syneos Health and WCG focused on the development of clinical and commercial solutions for early and late-stage clinical assets, new products, and mature brands of pharmaceutical and emerging biotech clients.

In connection with his appointment as Chief Operating Officer, the Company entered into an employment agreement with Mr. Aromando dated April 28, 2023 (the “Employment Agreement”). Under the Employment Agreement, which is for an indefinite term, Mr. Aromando is entitled to receive an annual base salary of $415,000, is eligible to receive a discretionary bonus with a target amount equal to 40% of his base salary, and is eligible for equity grants under the Company’s incentive plan.

In connection with the appointment of Mr. Aromando, he will receive a one-time inducement award of 2,600,000 ordinary share options, or the equivalent of 371,428 American Depository Shares, which will vest over a four-year period. Seven ordinary shares of the issuer represent one American Depository Share.

In the event Mr. Aromando’s employment is terminated by the Company without Cause or by Mr. Aromando for Good Reason (as such terms are defined in the Employment Agreement), the Company will pay Mr. Aromando a lump sum severance payment equal to nine months of his base salary (or 12 months of base salary plus 100% of his target bonus amount for the year of termination if such termination occurs three months prior to or 12 months following a change in control of the Company). Mr. Aromando also entered into a Confidentiality and Inventions Assignment Agreement with the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 hereto and incorporated by reference.

No family relationships exist between Mr. Aromando and any of the Company’s directors or executive officers. There are no arrangements between Mr. Aromando and any other person pursuant to which Mr. Aromando was selected as the Company’s Chief Operating Officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Aromando has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Aromando’s appointment, Sonja Nelson, formerly Chief Financial Officer and Chief Operating Officer, will serve as the Company’s Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Ambrx Biopharma Inc. and Andrew Aromando, dated April 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBRX BIOPHARMA INC.
(Registrant)

Date: May 4, 2023

	By:	/s/ Sonja Nelson
	Name:	Sonja Nelson
	Title:	Chief Financial Officer